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Price Waterhouse LLP


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 4, 1996, relating to the financial statements of Tax Aware Equity Fund, Tax Aware Disciplined Equity Fund and California Bond Fund (constituting JPM Series Trust), which appear in such Statement of Additional Information. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Statement of Additional Information.


/s/ Price Waterhouse LLP PRICE WATERHOUSE LLP 1177 Avenue of the Americas New York, New York 10036
February 7, 1997